ANDOVER FUND, LLC

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into as of May 18th, 2011 (the “Effective Date”), between the licensor, Andover Fund, LLC, a Delaware limited liability company (“Andover”), and the licensee, Infinitap Games (“Infinitap”).

WHEREAS, simultaneously with the execution of this Agreement, Andover and Infinitap will enter into a Development and License Agreement (the “Development Agreement”), whereby Infinitap shall develop, assign and license to Andover that certain Work Product, as defined in the Development Agreement;

WHEREAS, Andover wishes to license to Infinitap the Work Product developed under the Development Agreement.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.     License

a.           Grant. Subject to the terms and conditions of this Agreement, Andover hereby grants to Infinitap a fully-paid, non-exclusive, non-transferable, non-sublicensable, perpetual, worldwide right and license (the “License”) to use, copy, reproduce, and modify the Work Product.

b.           Modifications and Derivative Works. The License includes the right for Infinitap to develop, or have developed, modifications and derivative works of the Work Product. Such modifications and derivative works will be subject to the terms of this Agreement, provided that Infinitap shall not be required to provide Andover with any copies of such modifications or derivative works, except to the extent they are developed specifically for Andover under the Development Agreement. Andover will not have rights to use or license such modifications or derivative works, except to the extent that any such modifications or derivative works are independently developed by Andover or its affiliates, or are developed for Andover by Infinitap under the Development Agreement.

c.           Limitation on Sub-License. Infinitap may not sub-license the Work Product without the prior written consent of Andover.

2.      Proprietary Rights. Subject to the terms of this Agreement, Andover reserves all right, title, and interest in and to the Work Product and all intellectual property rights associated with the Work Product, and no title to or ownership of any Work Product or associated intellectual property rights is transferred to Infinitap under this Agreement.

3.     Miscellaneous

a.           Relationship of the Parties. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses. This Agreement will not be interpreted or construed as creating or evidencing any association, joint venture or partnership between the parties or as imposing any partnership obligation or liability on either party. Nothing in this Agreement is intended to, or will, create any third party beneficiaries.

b.            Notices. Any notice or other communication under this Agreement given by any party to any other party will be in writing and will be delivered in person or sent by certified mail, postage prepaid, to the intended recipient at the address specified below its signature at the end of this Agreement. Any party may from time to time change such address by giving the other parties notice of such change in accordance with this Section.

c.           Assignment. Infinitap may not assign or transfer this Agreement or any or all of its rights or obligations hereunder without the prior written consent of Andover. Andover may freely assign or transfer this license without the consent of Infinitap. Subject to the foregoing, this Agreement, and all of the rights and obligation therein, including the rights and obligations in this section, will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

d.           Governing Law. This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of California, without reference to its choice of law principles.

e.           Entire Agreement. This Agreement and the Development Agreement constitute the entire and exclusive agreement between the parties regarding the License and the Work Product, and supersede all prior understandings and agreements between the parties with respect thereto. No modification to this Agreement, or any waiver of any rights, will be effective unless consented to in writing, and the waiver of any breach or default will not constitute a waiver of any other right or of any subsequent breach or default.

f.            Conflict. To the extent any provision of this Agreement conflicts with the Development Agreement, the provisions of the Development Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ANDOVER FUND, LLC	INFINITAP GAMES

	By:	/s/ Matt Gilgenbach

By: /s/ Benjamin Lewis	Name:	Matt Gilgenbach

Name: Benjamin Lewis	Title:	President

Title: Cofounder	Address:	7308 De Soto Ave #19

Address: 427 N Tatnall St, #61508	Canoga Park, CA 91303

Wilmington, Delaware 19801-2230	Tel:	(310)463-7695

Fax: